Exhibit 10.41
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Eagle Supply Group, Inc. Announces Authorization to Repurchase Shares

NEW YORK - (BUSINESS WIRE) - Jan. 11, 2001 - Eagle Supply Group, Inc. ("Eagle" or the "Company") (NASDAQ SmallCap: EEGL and EEGLW; BSE: EGL and
EGLW), one of the largest wholesale distributors of roofing and masonry supplies and related products in the United States, today announced that its Board of Directors has authorized a plan to repurchase up to 800,000 shares of Eagle's common stock, for not more than a total of $1 Million, during the next thirty-six months, depending upon market prices and other circumstances at the time of purchase. The shares may be purchased from time to time through open market purchases or privately negotiated transactions at the discretion of the Company, in accordance with the rules of the Securities and Exchange Commission and subject to approval of its lenders, if required. It is anticipated that the repurchase plan will be funded from general working capital and funds internally generated by Eagle. The repurchased shares, if any, will have the status of treasury shares and may be used by Eagle in the future in connection with employee benefit plans, stock dividends, acquisition programs, if any, and general corporate purposes. At January 11, 2001, there were approximately 8.5 million shares of Eagle common stock outstanding.

Douglas P. Fields, Chairman and Chief Executive Officer, commented, "This authorization reflects the belief of our Board of Directors that Eagle's common stock may represent an attractive investment from time to time and may provide an opportunity to enhance long-term value for our shareholders."

Eagle, with corporate offices in New York City and operations headquarters in Mansfield, Texas, is one of the largest wholesale distributors of roofing and masonry supplies and related products in the United States. Eagle sells primarily to contractors and subcontractors engaged in roofing and masonry repair and construction of new residences and commercial properties. The Company sells its products through its own distribution facilities and direct sales force. Eagle currently operates a network of 35 distribution centers in 11 states, including locations in Florida (12), Texas (8), Colorado (5), Alabama (3), and one each in Indiana, Virginia, Minnesota, Mississippi, Louisiana, Illinois and Wisconsin.

This document includes statements that may constitute forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Eagle would like to caution readers regarding certain forward-looking statements in this document and in all of its communications to shareholders and others, press releases, securities filings, and all other communications. Statements that are based on management's projections, estimates and assumptions are forward-looking statements. The words "believe," "expect," "anticipate," "intend," "will," "should," "may," and similar expressions generally identify forward-looking statements. While Eagle believes in the veracity of all statements made herein, forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Eagle, are inherently subject to significant business, economic and competitive uncertainties and contingencies and known and unknown risks. Many of the uncertainties and contingencies can affect events and Eagle's actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Eagle. Some of



          Exhibit 10.41 - Pg. 1


the factors that could cause actual results or future events to differ materially include Eagle's inability to find suitable acquisition candidates or financing on terms commercially reasonable to Eagle, inability to find suitable facilities and personnel to open or maintain new branch locations, interruptions or cancellation of existing sources of supply, the pricing of and demand for distributed products, the presence of competitors with greater financial resources, economic and market factors, and other factors. Please see the "Risk Factors" in Eagle filings (including Forms 10-K and registration statements) with the Securities Exchange Commission for a description of some, but not all, risks, uncertainties and contingencies.

CONTACT:   Eagle Supply Group, Inc.
           Douglas P. Fields, Chairman and CEO
           Frederick M. Friedman, Executive VP and CFO
           Tel:    212-986-6190
           Fax:    212-972-0326
                   www.eaglesupplygroup.com
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or

INVESTOR RELATIONS:
           The Equity Group Inc.
           Tom Ennis
           Tel:    212-836-9607
           Fax:    212-421-1278
                   www.theequitygroup.com
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          Exhibit 10.41 - Pg. 2